  EXHIBIT 5.1

May 21, 2021

Board of Directors

Grove, Inc.

1710 Whitney Mesa Drive

Henderson, NV 89014

Re:	Grove, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We act as counsel to Grove, Inc., a Nevada corporation (the “Company”), in connection with registration statement on Form S-1, filed on April 15, 2021 by the Company with the Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 and Pre-Effective Amendment No. 2 thereto filed with the Commission on May 3, 2021 and May 21, 2021, respectively (as so amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of up to 2,530,000 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), (ii) 50,600 underwriters’ warrants to purchase shares of Common Stock of the Company (the “Underwriter Warrants”) and (iii) the shares of Common Stock underlying the Underwriter Warrants (the “Underwriter Warrant Shares”), with a maximum aggregate offering price of $15,000,000. The Common Stock, the Underwriter Warrants and the Underwriter Warrant Shares are referred to herein collectively as the “Securities.”

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of Nevada. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (b) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto; and (c) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in the Prospectus (as amended and supplemented through the date of issuance) and, in the case of the Underwriter Warrant Shares, when issued in accordance with the terms of the Underwriter Warrants, will be validly issued, fully paid and non-assessable, and, with respect to the Underwriter Warrants, will be legally binding obligations of the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the Prospectus and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP